EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-108108 of Palmetto Bancshares, Inc. on Form S-8 of our report, dated February 6, 2004, appearing in the Annual Report on Form 10-K filed March 15, 2004 of Palmetto Bancshares, Inc. for the year ended December 31, 2003.



/s/ Elliott Davis, LLC
Greenville, South Carolina
March 26, 2004